EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John P. Zimmer, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign one or more Registration Statements on Form S-8 of Core Molding Technologies, Inc., and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on August 2, 2024.

Signature	Title

/s/ David L. Duvall	President, Chief Executive Officer and Director (Principal Executive Officer)
David L. Duvall

/s/ John P. Zimmer	Executive Vice President, Treasurer, Secretary and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
John P. Zimmer

/s/ Thomas R. Cellitti	Director, Chairman of the Board
Thomas R. Cellitti

/s/ James F. Crowley	Director
James F. Crowley

/s/ Ralph O. Hellmold	Director
Ralph O. Hellmold

/s/ Matthew E. Jauchius	Director
Matthew E. Jauchius

/s/ Sandra L. Kowaleski	Director
Sandra L. Kowaleski

/s/ Andrew O. Smith	Director
Andrew O. Smith